Exhibit 99.3
Joint Filing Statement
     We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
     Dated: November 12, 2009

EXTERRAN HOLDINGS, INC.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

EXTERRAN ENERGY CORP.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

EXTERRAN GENERAL HOLDINGS LLC
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

EES GP, L.P.
By:	Exterran Energy Corp., its general partner

By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

EXTERRAN HOLDINGS HL LLC
By:	/s/ Kari L. Johnson
	Name:	Kari L. Johnson
	Title:	Manager

EXTERRAN HL LLC
By:	/s/ Kari L. Johnson
	Name:	Kari L. Johnson
	Title:	Manager

EXTERRAN ENERGY SOLUTIONS, L.P.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President, General Counsel and Secretary

EXH MLP LP LLC
By:	/s/ Pamela Jasinski
	Name:	Pamela Jasinski
	Title:	Manager

EXH GP LP LLC
By:	/s/ Pamela Jasinski
	Name:	Pamela Jasinski
	Title:	Manager

EXTERRAN GP LLC
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President and General Counsel

EXTERRAN GENERAL PARTNER, L.P.
By:	Exterran GP LLC, its general partner

By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Senior Vice President and General Counsel